SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting  Material  Pursuant  to      240.14a-11(c)  or
               240.14a-12

                            AMERICAN ITALIAN PASTA COMPANY
          -----------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement
                            if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X] No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               1) Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -----------------------------------------------------------------

               4) Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------

          -----------------------------------------------------------------

               5) Total fee paid:

          -----------------------------------------------------------------

          [ ] Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount Previously Paid:

          -----------------------------------------------------------------

               2) Form, Schedule or Registration Statement No.:

               3) Filing Party:

               4) Date Filed:

          1000 Italian Way
          Excelsior Springs, Missouri 64024





                            AMERICAN ITALIAN PASTA COMPANY


                              NOTICE AND PROXY STATEMENT


                                         for


                          The Annual Meeting of Stockholders


                                      to be held


                                  February 25, 1998




                               YOUR VOTE IS IMPORTANT!

           Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.




          Mailing of this Notice and Proxy Statement, the accompanying Proxy, and the accompanying 1997 Annual Report, commenced on or about January 2, 1998.

                            AMERICAN ITALIAN PASTA COMPANY
                                   1000 Italian Way
                          Excelsior Springs, Missouri 64024

                                 __________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 __________________

               The Annual Meeting of the Stockholders of American Italian Pasta Company, a Delaware corporation ("AIPC"), will be held at Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina, at 1:30 p.m. on February 25, 1998, to consider and vote upon the following:

               (1)  Election of three Directors;

               (2) Ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent auditors for fiscal year 1998; and

               (3) Such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.


               Only stockholders of record at the close of business on December 29, 1997, are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                   By Order of the Board of Directors,


                              /s/  David E. Watson
                                   Executive Vice President, Chief
                                   Financial Officer, and Secretary

          The date of this Notice is January 2, 1998.

               Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

                            AMERICAN ITALIAN PASTA COMPANY
                                   1000 Italian Way
                          Excelsior Springs, Missouri 64024

                                   PROXY STATEMENT

                                  TABLE OF CONTENTS
                                  -----------------

          GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .   5

          PROPOSAL 1 - ELECTION OF THREE DIRECTORS  . . . . . . . . . .   6

          THE BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . .   7

          STOCK OWNED BENEFICIALLY BY DIRECTORS, NOMINEES
                            AND CERTAIN EXECUTIVE OFFICERS  . . . . . .   9

          MANAGEMENT COMPENSATION . . . . . . . . . . . . . . . . . . .  11

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . .  20

          PROPOSAL 2 - RATIFICATION OF THE BOARD OF DIRECTORS'
                          SELECTION OF INDEPENDENT AUDITORS . . . . . .  23

          VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

          PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . .  26

          STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . .  27

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . .  28

          OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  29

                                 GENERAL INFORMATION

               This Proxy Statement is being mailed on or about January 2, 1998 to the holders of record at the close of business on December 29, 1997 (the "Record Date") of American Italian Pasta Company's, a Delaware corporation ("AIPC" or the "Company"), Class A Convertible Common Stock, par value $.001 per share (the "Class A Common Stock"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders to be held at Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina, on February 25, 1998, at 1:30 p.m. and any adjournment thereof (the "Annual Meeting"). The Notice of Annual Meeting of Stockholders, AIPC's 1997 Annual Report to Stockholders (the "Annual Report"), and the proxy card accompany this Proxy Statement.

               Attendance at the Annual Meeting of Stockholders is limited to stockholders of record or their proxies, beneficial owners of AIPC's stock having evidence of such ownership and guests of AIPC. Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from AIPC by contacting AIPC's Vice President of Investor Relations at 1000 Italian Way, Excelsior Springs, Missouri 64024, at 816-502-6000. To provide AIPC sufficient time to arrange for reasonable assistance please submit all requests by January 30, 1998.

               AIPC will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees not specifically engaged or compensated for that purpose may also solicit proxies by telephone, telegraph or in person. AIPC has not retained any other person to assist in the solicitation of proxies. In addition, AIPC may reimburse brokerage firms and other persons representing beneficial owners of AIPC's shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to such beneficial owners.

               Brokers, dealers, banks, voting trustees, other custodians, and their nominees are asked to forward soliciting materials to the beneficial owners of shares held of record by them and upon request will be reimbursed for their reasonable expenses in completing the mailing of soliciting materials to such beneficial owners.

               AIPC changed its fiscal year end from December 31 to the last Friday of September or the first Friday of October effective beginning with the nine-month fiscal period ended September 27, 1996 and for all subsequent periods. This change resulted in a nine-month fiscal year for 1996, and will result in a 53-week fiscal year for fiscal 1997, and a 52- or 53-week year for all subsequent fiscal years. The Company's first three fiscal quarters end on the Friday last preceding December 31, March 31 and June 30 or the first Friday of the following month of each quarter. For purposes of this Proxy Statement, the 1996 fiscal year is described as the nine-month fiscal period ended September 30, 1996 and the 1997 fiscal year is described as having ended on September 30, 1997.

                       PROPOSAL 1 - ELECTION OF THREE DIRECTORS

               The Board of Directors of AIPC is divided into three classes. The members of each class serve staggered three year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the directors elected at the Annual Meeting will expire in 2001 or when their successors are elected and qualified.

               Three persons have been nominated by management for election as directors. Mr. Howe is presently a director of AIPC, all of the nominees have indicated that they are willing and able to serve as directors if elected, and all have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion. AIPC's Certificate of Incorporation and Bylaws do not have any eligibility requirements for directors.

               As explained further under "Certain Relationships and Related Transactions," the Morgan Stanley Leveraged Equity Fund, L.P. (the "MSLEF"), Morgan Stanley Capital Partners III, L.P. ("MSCP") and Citicorp Venture Capital, Ltd., or CCT III (collectively "Citicorp"), have the right to designate certain nominees for director depending on their level of ownership of AIPC's Class A Common Stock and Class B Common Stock. Neither MSLEF nor MSCP have designated any nominees for this years election of directors, and David Howe has been designated by Citicorp pursuant to such rights.

               As explained further under "Voting and Proxies," Directors are elected by the affirmative vote of the plurality of the shares of Class A Common Stock present at the Annual Meeting that are entitled to vote on the election of directors, assuming a quorum.

          Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2001.

               DAVID Y. HOWE, age 33, has served as a Director of the Company since 1995. He is a Vice President of Citicorp Venture Capital, Ltd., a venture capital firm, where he has been employed since 1993. From 1990 to 1993, he had been employed by Butler Capital, a private investment company. He is also a director of Aetna Industries, Inc., Brake-Pro, Inc., Cable Systems International, Inc., Copes-Vulcan, Inc., Pen-Tab Industries, Inc., Sinter Metals, Inc., Milk Specialties Company, and LifeStyle Furnishings, Ltd.

               JOHN P. O'BRIEN, age 56, has been Managing Director of Inglewood Associates, Inc., a private investment and consulting firm specializing in turnarounds of financially under-performing companies since April 1993. Mr. O'Brien has also been Chairman of the Board of two Inglewood Associates, Inc. portfolio companies - Jeffery Mining Products, L.P. (a manufacturer and distributor of underground mining products) since October 1995 and Allied Construction Products, Inc. (a manufacturer and distributor of hydraulic and pneumatic demolition, compaction, boring and trench shoring devices) since March 1993. Prior to joining Inglewood, he was the Southeast Regional Managing Partner for Price Waterhouse and a member of the firm's Policy Board and Management Committee from July 1984 to April 1990.

               WILLIAM R. PATTERSON, age 55, is currently Vice President of PSF Holdings, L.L.C., and the Executive Vice President, Chief Financial Officer and Treasurer of its wholly owned subsidiary, Premium Standard Farms, Inc. ("PSF, Inc."), a fully-integrated pork producer and processor. From January to October 1996, Mr. Patterson was a principal of Patterson Consulting LLC and served as the Acting Chief Financial Officer of the predecessor company to PSF, Inc. Prior to joining the predecessor to PSF, Inc. in 1996, Mr. Patterson was a partner in Arthur Andersen LLP from 1976 through 1995. He is also a director of the Paul Mueller Company.

                         YOUR BOARD RECOMMENDS THAT YOU VOTE
                                         "FOR"
                        THE ELECTION OF MANAGEMENT'S NOMINEES

                                THE BOARD OF DIRECTORS

               The Board of Directors met nine times in fiscal year 1997. The Board meets regularly to review significant developments affecting AIPC and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself. All directors attended at least seventy-five percent of the meetings of the Board in fiscal year 1997.

          Directors Serving  Until the  Annual Meeting  of Stockholders  in
          1999

               JONATHAN E. BAUM, age 37, has served as a Director of the Company since 1994 and also currently serves as the Managing Director of GKB Private Investment Partners, L.L.C. He has been the Chairman and Chief Executive Officer of George K. Baum & Company, an investment banking firm, since 1994 and also currently serves as the Managing Director of GKB Private Investment Partners, L.L.C. Previously, he had been a Vice President with Salomon Brothers Inc. He is also a director of the George K. Baum Equity Fund, L.P.

               ROBERT H. NIEHAUS, age 42, has served as a Director of the Company since 1992. He has been a Managing Director of Morgan Stanley & Co. Incorporated since 1990. He is Managing Director and a Director of Morgan Stanley Leveraged Equity Fund II, Inc. and Morgan Stanley Capital Partners III, Inc. He is also a director of Fort Howard Corporation, Silgan Corporation, Silgan Holdings Inc., Waterford Wedgewood UK, plc, of which he is the Chairman, and Waterford Crystal Ltd.

               RICHARD C. THOMPSON, age 46, has served as a Director of the Company since 1986. Since 1993, he has been President and Chief Executive Officer of Thompson's Pet Pasta Products Inc., a pet food producer. He is a co-founder of the Company and served as its President from May 1986 to June 1991.

          Directors Serving  Until the  Annual Meeting  of Stockholders  in
          2000

               HORST W.  SCHROEDER, age 56,  has served as Chairman  of the
          Board of Directors of the Company since June 1991, and as a Director of the Company since August 1990. Since 1990, Mr. Schroeder has been President of HWS & Associates, Inc., a Hilton Head, South Carolina management consulting firm owned by Mr. Schroeder. Prior to founding HWS & Associates, Mr. Schroeder served the Kellogg Company, a manufacturer and marketer of ready-to-eat and other convenience food products, in various capacities for more than 20 years, most recently as President and Chief Operating Officer. He is a manager of PSF Holdings, L.L.C. and has served as Chairman of the Board of its wholly-owned subsidiary, Premium Standard Farms, Inc., a vertically-integrated pork producer, since 1996.

               LAWRENCE B. SORREL, age 38, has served as a Director of the Company since 1992. Since 1992, he has been a Principal of Morgan Stanley & Co., Incorporated in the Merchant Banking Division where he had previously been a Vice President and an Associate. He is also Managing Director and a Director of Morgan Stanley Capital Partners III, Inc., the general partner of the general partner of MSCP and certain affiliated funds, and The Morgan Stanley Leveraged Equity Fund II, Inc., the general partner of MSLEF. He is also a director of Emmis Broadcasting Corporation, Vanguard Health Systems, Inc., LifeTrust America, Inc., and the Compucare Company.

               TIMOTHY S. WEBSTER, age 35, has served as President of the Company since June 1991, as President and Chief Executive Officer of the Company since May 1992, and as a Director since June 1989. Mr. Webster joined the Company in April 1989, and served as Chief Financial Officer from May 1989 to December 1990 and as Chief Operating Officer from December 1990 to June 1991. Prior to joining the Company, Mr. Webster was a manager with the Entrepreneurial Services Group of Arthur Young and Company (a predecessor firm to Ernst & Young LLP) from April 1987 to April 1989.

          COMMITTEES OF THE BOARD OF DIRECTORS

               Under AIPC's Bylaws, the Board of Directors may establish one or more committee, appoint one or more members of the Board of Directors to serve on each committee, fix the exact number of committee members, fill vacancies, change the composition of the committee, impose or change the duties of the committee and terminate the committee subject to certain limitations with respect to an Audit, Compensation or Stock Option Committee. The Board of Directors has established an Audit Committee and a Compensation Committee, but has not established a nominating committee. Each such committee has two or more members who serve at the pleasure of the Board of Directors. There was one meeting of the Audit Committee, and one meeting of the Compensation Committee during fiscal year 1997. All directors attended the meeting of the committees on which they served during fiscal 1997.

          The Audit Committee

               The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public auditors, and for making recommendations with respect to those matters to the Board of Directors.

               The current  members of  the Audit  Committee are:   Messrs.
          Baum and Schlindwein.

          The Compensation Committee

               The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to the salaries, bonuses, and other compensation paid to key employees and officers of AIPC, including the terms and conditions of their employment, and administers all stock option and other benefit plans (except with respect to participation by executive officers in stock option and other equity incentive plans of the Company which will be made by the Board of Directors or a committee comprised solely of outside directors, unless otherwise specified in the applicable plan documents) affecting key employees' and officers' direct and indirect remuneration.

               The  current  members  of  the  Compensation  Committee are:
          Messrs. Niehaus, Schroeder and Sorrel.

               The Committee's report on executive compensation is set forth in the section under "Management Compensation."

          Compensation Committee Interlocks and Insider Participation

               All compensation decisions during the fiscal year ended September 30, 1997 for each of the Named Executive Officers were made by the Compensation Committee of the Board of Directors.

               Mr. Schroeder  as Chairman  of the Board,  is an  officer of
          AIPC.
               Messrs. Niehaus and Sorrel are employed by Morgan Stanley & Co. Incorporated. In 1997, Morgan Stanley Senior Funding, Inc. ("MS Funding"), an affiliate of Morgan Stanley & Co. Incorporated, served as the documentation agent under the agreements relating to the April 1997 amendment of the Company's credit facility, and acted as an arranger for such credit facility for which MS Funding received a fee in the amount of $311,875.

          Compensation of Directors

               Messrs. Schlindwein and Thompson currently are the only directors who receive fees for serving as directors of the Company. Messrs. Schlindwein and Thompson each receive a fee of $3,000 for attendance of each meeting of the Board of Directors, with no additional amounts payable with respect to separate committee meetings. None of the other directors of the Company is paid directors' fees for serving on the Board of Directors or its committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of Board committees.

               Effective  January  1,  1998,  all  directors  who  are  not employees of AIPC or employees of significant stockholders ("Outside Directors") will be paid an annual retainer of $15,000, which is payable in AIPC Class A Common Stock immediately following AIPC's annual meeting of stockholders, and paid $1,500 in cash for each meeting of the Board of Directors attended. Additionally, Outsider Directors who are members of a committee of the Board of Directors will be paid $500 in cash for each committee meeting attended. An Outside Director who is a chairman of such a committee will also be paid an annual cash retainer of $2,500. All directors will continue to be reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of Board committees.

                   STOCK OWNED BENEFICIALLY BY DIRECTORS, NOMINEES
                            AND CERTAIN EXECUTIVE OFFICERS

               The following table sets forth information regarding beneficial ownership of the Company's Class A Common Stock as of the Record Date by: (i) each director or nominee for director of AIPC; (ii) the President and Chief Executive Officer ("CEO") of AIPC and each of AIPC's four most highly-compensated executive officers, excluding the CEO, for services rendered during the fiscal year ended September 30, 1997 (collectively, with the CEO, the "Named Executive Officers"); and (iii) all directors and executive officers as a group.

                                               Class A Common Stock
                                                Beneficially Owned
          Name of Beneficial Owner            Number        Percent<FN1>
          ------------------------            ------         ----------

          Horst W. Schroeder <FN2><FN3>      422,461          2.5%

          Jonathan E. Baum <FN4>             376,859          2.3%

          David Y. Howe                      -----            ---

          Robert H. Niehaus                  -----            ---

          Amy S. Rosen                       -----            ---

          James A. Schlindwein <FN5>         57,311            *

          Lawrence B. Sorrel                 -----            ---

          John P. O'Brien                    -----             *

          William R. Patterson               3,000             *

          Timothy S. Webster <FN3><FN6>      326,127           1.9%

          David E. Watson  <FN3>             95,521            *

          Norman F. Abreo  <FN3>             70,193            *

          Darrel E. Bailey  <FN3>            50,093            *

          Richard C. Thompson                380,209           2.3%

          All directors and executive      1,781,774          10.6%
            officers as a group
            (14 persons)  <FN3>

          -----------------------------
          *    Less than 1% of the outstanding Class A Common Stock.


          <FN1>     Beneficial ownership is  determined in accordance  with
          the rules of the Commission, but generally refers to either the sole or shared power to vote or dispose of the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated in a footnote to this table or as to be provided in the Stockholders Agreement (see "Certain Relationships and Related Transactions -- Stockholders Agreement"), the persons in this table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them. An aggregate of 7,691,056 shares of Common Stock (approximately 45.8 percent of the shares to be outstanding on the Record Date) will be subject to the Stockholders Agreement.

          <FN2>     The shares beneficially owned  by Mr. Schroeder include
          114,565 shares held by The Living Trust of Horst W. Schroeder and 11,406 shares held by The Living Trust of Gisela I. Schroeder for the benefit of Mr. and Ms. Schroeder, respectively, and members of their family, as well as 3,066 shares held by each of Bernd Schroeder and Isabel Lange, children of Mr. and Ms. Schroeder. Mr. Schroeder has voting power, but not investment power, with respect to all of these shares.

          <FN3>   Options  that are  currently exercisable  or will  become
          exercisable within 60 days of the Record Date to purchase shares of Class A Common Stock as follows: Mr. Schroeder (290,358 shares), Mr. Webster (290,358 shares) Mr. Watson (44,899 shares), Mr. Abreo (62,976 shares), and Mr. Bailey (27,116 shares), and all executive officers and directors as a group (715,707 shares).

          <FN4>     Includes 355,248 shares held by  George K. Baum Capital
          Partners, L.P., 21,611 shares held by George K. Baum Employee Equity Fund, L.P. As an officer and/or equity owner of the entities holding such shares, Mr. Baum has voting power with respect to such shares. Except to the extent of his equity interest in the entities holding such shares, Mr. Baum disclaims beneficial ownership of such shares.

          <FN5>     Includes  27,441 shares held by JSS Management Company,
          Ltd. of which Mr. Schlindwein is an officer and equity owner and has voting power with respect to such shares.

          <FN6>     Includes  14,435  shares  beneficially   owned  by  Mr.
          Webster which are held in various trusts for the benefit of Mr. Webster's family members, as well as certain members of Mr. Webster's extended family. Mr. Webster has voting power, but not investment power, with respect to all of such shares.


                               MANAGEMENT COMPENSATION

          Compensation Committee Report on Executive Compensation

          Introduction

               The Board of Directors' compensation policy is to reward exceptional performance by the Company's employees while providing reasonably competitive base compensation. The Compensation Committee is responsible for implementing this policy for the executive officers of the Company.

               The Committee evaluates the compensation packages of these executives at least annually. The Committee regularly discusses with independent compensation consultants both the composition and level of the compensation packages, and the Committee regularly informs the Board of the Committee's activities.

               In designing the compensation packages for the Company's executives, the Committee uses surveys, prepared by the compensation consultants, of the compensation practices for different job levels of other industrial companies with revenues of $1 billion or less. The Committee believes that those are the companies with which the Company most actively competes for executives. The job level for a position at AIPC and in the surveys is determined based upon the compensation consultant's analysis of the position's level of knowledge, accountability and problem solving (as contrasted to determining the job level based upon title). The use of job level analysis allows the Committee to compare more accurately the Company's compensation package for a particular executive with the market practices within the comparison market. The compensation consultants do not consider the financial performance of companies participating in the survey when comparing the Company's compensation packages to the market.

               The Committee's current compensation program has three primary components: base salary, annual incentives and long-term equity based incentives. The Committees process of determining each of these components for the executives in general and Mr. Webster in particular is discussed below.

               Base Salary. The Committee initially sets an executive's base salary at the median of the range of base salaries indicated in the surveys, but may adjust the salary, in the Committee's discretion, upwards or downwards within a limited range around that point. The Committee considers the recommendations of the Chairman of the Board and the Chief Executive Officer when making any such adjustment. The Committee chooses the median of the base salary range so the Company's base salaries are competitive with the base salaries of other industrial companies. The
          Committee does not consider the financial performance of the Company in setting base salaries.

               Annual Incentives. The Committee uses annual incentives to focus executives on accomplishing specific objectives, both corporate and personal, that the Committee and Board believe are necessary to enhance the shorter-term performance of the Company. All executives participate in the annual cash incentive program administered by the Committee. Each of the various objectives, goals, targets and proportions related to determining the annual incentive is established by the Committee or agreed to with the executive prior to the period in which the performance is to be measured. The annual incentives are currently paid in cash.

               An executive's annual incentive received is the result of a target annual incentive adjusted for the executive's personal performance and the financial performance of the Company. The Committee sets an executive's target annual incentive so that if earned, the executive's total cash compensation (base salary plus annual incentive) would be at the seventy-fifth percentile level of the range of total cash compensation indicated in the compensation survey for the job level. This level is consistent with the Company's compensation policy of focusing on performance-based compensation.

               The personal performance component of the annual incentive is based upon the Committee's assessment of the executive's actual performance against specific corporate objectives for the executive and the executive's agreed upon personal goals. These corporate objectives vary between executives, but generally relate to corporate performance measures in the executive's area of responsibility. The executives' personal goals also vary among executives, but generally focus on the key accountabilities defined in the job description. Each of these factors is given special weighting in determining the executive's performance rating. The Committee may also in its discretion take into account other factors in determining an executive's overall personal performance rating. This performance rating is used to adjust the target annual incentive downward to nothing or upwards to 150 percent of the target annual incentive to arrive at the executive's potential annual incentive.

               Of the total potential annual incentive, 100 percent is based upon the executives's personal performance but may be adjusted upward or downward based upon the actual financial performance of the Company. There is no further adjustment to the portion attributable to personal performance.

               The financial  performance rating  of the  Company is  based upon the comparison of the Company's actual earnings to a pre-established earnings target and range of earnings of the Company for the measurement period. No adjustment is made to the financial performance portion if the Company's earnings match the target, and none of the potential annual incentive relating to the financial performance of the Company is paid if the Company's earnings fall below the bottom of the range. If the Company's earnings fall below the earnings target within the range, the financial performance portion is adjusted to 75 percent of its initial level. If the Company's earnings exceed the earning target, the financial performance portion is adjusted up to 125 percent of its initial level depending on how far in excess of the target actual earnings are.

               Long-Term Equity Incentives. Equity incentives are a very important component of the Company's executive compensation program. Equity incentives are the most effective means known to the Committee of aligning an executive's interests with those of the stockholders and focusing the executive on creating long-term value for the Company's stockholders. Generally, all executives participate in the Committee's equity incentives program. The Committee may, however, determine in its discretion to not award any equity incentives to certain executives. In making such a determination, the Committee will generally consider the executive's past performance and recommendations of the Chairman of the Board and Chief Executive Officer. No particular weighting is given to any of these factors.

               The Committee uses options to acquire the Company's class A common stock with an exercise price equal to the value of the stock on the date of the option award as the Company's equity incentive because options do not reward the executive until all stockholders realize an increase in the value of their investment in the Company. The Committee sets the number of shares to be covered by any option awarded by equating the present value of the options (using an assumed appreciation and the cost of funds rates) to a target equity incentive level for the executive.

               The target equity incentive level is determined by setting target total direct compensation (base salary plus target annual and equity incentives) for a particular executive at the seventy-fifth percentile level of the range of values of the total direct compensation indicated in the compensation surveys for the job level. As with the annual incentives, this level is consistent with the Company's compensation policy of focusing on pay for performance.

               The Committee may then, in its discretion, adjust the target equity incentive level upwards or downwards within a limited range around the target level. The Committee does not generally consider any specific factors when making any adjustment to the target incentive level other than previously awarded equity incentives, the Committee's perception of the executive's contribution to the Company and the recommendations of the Chairman of the Board and the Chief Executive Officer. No particular weighting is given to these factors. The stock options awarded the Company's executives are intended to cover a five-year period. The options, therefore, become exercisable at a rate of twenty percent per year.

               The Committee then recommends the adjusted equity incentive level to the Board of Directors, which has reserved to itself the right to grant equity incentives to the executive officers of the Company. The Board, in its discretion, may adjust the Committee's recommended award. The Board does not consider any specific factors in making any adjustment.

          Compensation of the Chief Executive Officer

               The Committee determines Mr. Webster's salary using the same approach as for the other executives of the Company. For fiscal year 1997, however, the Committee increased Mr. Webster's annual incentive compensation because of his outstanding performance in connection with the agreement with CPC International and with the initial public offering of the Company's common stock in addition to achieving or exceeding all important financial performance targets for the Company in fiscal year 1997.

          Deductibility of Compensation

               Section 162(m) of the Internal Revenue Code generally limits deductions for federal income tax purposes by publicly held corporations to $1 million dollars of compensation paid each of the executive officers listed in the corporation's summary compensation table unless such excess compensation is "performance based" as defined in Section 162(m). Section 162(m) provides, however, for a transition period of up to approximately three years after the Company became public before the limitations of Section 162(m) become fully applicable to the Company.

               The  Committee believes  that it should  design compensation packages so that the resulting expenses incurred by the Company are deductible for federal income tax purposes and has, therefore, sought outside advice concerning Section 162(m). The Committee, therefore, expects that the Company will take such action as is necessary in the future to allow the Company to deduct all compensation paid to the named executive officers.

          The Compensation Committee.

               Robert H. Niehaus
               Horst W. Schroeder
               Lawrence B. Sorrel

     Summary Compensation Table

     The Summary Compensation Table below shows certain information concerning the compensation paid by AIPC to the CEO and the Named Executive Officers during fiscal 1997 (based upon the total salary and bonus paid during fiscal 1997).

                                                   FISCAL PERIOD            LONG-TERM
                                                    COMPENSATION           COMPENSATION
                                                                             AWARDS
                                                  ----------------     -----------------

                                      FISCAL                              SECURITIES
      NAME AND PRINCIPAL POSITION   PERIOD<FN1>  SALARY($)  BONUS($)      UNDERLYING        ALL OTHER
      ---------------------------   -----------  ---------  --------      OPTIONS(#)       COMPENSATION
                                                                        -------------      ------------

      Timothy S. Webster               1997       $282,596  $250,000       84,622            $  7,151<FN2>
         President and                 1996        185,615   125,000          ---               4,967<FN2>
         Chief Executive Officer

      Horst W. Schroeder               1997        183,700   180,000       84,622               ---
         Chairman of the Board         1996         98,047    40,000          ---             330,000<FN3>

      David E. Watson                  1997        159,931    90,000          ---               5,244<FN4>
         Executive Vice President      1996        119,510    37,500          ---               4,484<FN4>
         and Chief Financial Officer

      Norman F. Abreo                  1997        137,423    80,000          ---               3,223<FN4>
         Executive Vice                1996         99,856    37,500          ---               1,226<FN4>
         President - Operations

      Darrel E. Bailey                 1997        147,249    30,000          ---               4,208<FN4>
         Senior Vice                   1996        118,024    25,000          ---               2,999<FN4>
         President -
         Institutional Sales
           and Marketing

     <FN1>     For purposes  of the foregoing table, the Company's 1996 fiscal year extended from January
               1, 1996 until September  30, 1996 and the Company's 1997 fiscal year extended from
               October 1, 1996 to September 30, 1997.

     <FN2>     Includes payments under  the American  Italian Pasta Company  Retirement Savings Plan  and
               premiums  in the  amount of  $518 paid  by the  Company on  a split-dollar  life insurance policy.

     <FN3>     Represents a bonus which Mr. Schroeder is required to repay to the extent that he provides less  than 30 days of service during any calendar  year ending on or prior to December 31,
               1998.   Mr. Schroeder's service during the 1996 and  1997 fiscal years resulted in $82,000 and $110,000,  respectively, of  such bonus  being no  longer subject  to such  contingent repayment obligation.

     <FN4>     Represents payments under the American Italian Pasta Company Retirement Savings Plan.

      Option Grants in Fiscal Year 1997

      The following table sets forth information with respect to the options granted by AIPC during fiscal 1997 to AIPC's Executive Officers named in the Summary Compensation Table above.

                                   INDIVIDUAL GRANTS

                           ----------------------------------

                                      % OF TOTAL                             POTENTIAL REALIZABLE
                                        OPTIONS                             VALUE AT ASSUMED ANNUAL
                                      GRANTED TO                                    RATES
                            SHARES     EMPLOYEES                                OF STOCK PRICE
                          UNDERLYING      IN        EXERCISE                   APPRECIATION FOR
                            OPTIONS     FISCAL     PRICE PER    EXPIRATION          OPTION
             NAME           GRANTED      1997      SHARE<FN1>      DATE            TERM<FN2>
       ---------------     --------   ----------  -----------   ---------- ----------------------

                                                                              5%             10%
                                                                             -----          -----

      Timothy S. Webster    84,622       32.9%       $7.02       4/15/07      $373,593     $946,757

      Horst W. Schroeder    84,622       32.9         7.02       4/15/07       373,593      946,757

      David. E. Watson        ---         ---         ---          ---           ---         ---

      Norman F. Abreo         ---         ---         ---          ---           ---         ---

      Darrel E. Bailey        ---         ---         ---          ---           ---         ---

     <FN1>     The exercise price is determined  by the Compensation Committee of the Board of Directors.
               With respect to the options granted Messrs.  Schroeder and Webster, the Committee used  an independent appraiser to determine the value of the underlying common stock on the date of award of the option.

     <FN2>     The amounts shown as  potential realizable values are based on assumed annualized rates of appreciation in the price of Common Stock of five percent and ten percent over the term of the options, as set forth in the rules  of the Securities and Exchange Commission.  Actual gains, if any, on stock option exercises are dependent upon the future performance of  the
               Common Stock.  There can be no assurance that the potential realizable values reflected in this table will be achieved.

     Aggregated Option Exercises in Fiscal Year 1997 and Fiscal Year-End Option Values

     The following table sets forth information with respect to the aggregate option exercises during fiscal 1997 by the named Executive Officers and the number and value of options held by such officers as of September 30, 1997.

                                                                    AT SEPTEMBER 30, 1997
                                                        ---------------------------------------------

                                                            NUMBER OF              VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS<FN1>
                                                   --------------------------  ---------------------------

                       SHARES ACQUIRED    VALUE
          NAME         UPON EXERCISE(#)  REALIZED  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
         ------        ----------------  --------  -----------   -----------    -----------  -------------


      Timothy S. Webster         ---           ---      263,169       136,953      $3,352,903     $1,282,729

      Horst W. Schroeder         ---           ---      263,169       136,953       3,352,903      1,282,729

      David E. Watson            ---           ---       44,899        44,752         457,267        390,339

      Norman F. Abreo            ---           ---       53,937        35,713        575,492         272,114

      Darrel E. Bailey           ---           ---       27,116        18,077        133,411          88,939


     <FN1>  Based on the initial public offering price of $18 per share.


          Employment Agreements and Severance of Employment Agreements Arrangements with Named Executive Officers
          ------------------------------------------

          EMPLOYMENT AGREEMENTS

               Mr. Webster. Mr. Webster entered into an employment agreement with the Company effective October 8, 1997 and terminating September 30, 2002. Under the agreement, Mr. Webster is entitled to an annual base salary of $330,000, subject to annual adjustment by the Board. Mr. Webster is also eligible to receive annual bonuses at the discretion of the Board under the Company's 1996 Salaried Bonus Plan (the "Bonus Plan"). On the effective date of his employment agreement, Mr. Webster was granted options to purchase shares of Class A Common Stock equal to 3 percent of the shares of Common Stock outstanding immediately prior to AIPC's initial public offering of the Class A Common Stock on October 8, 1997 (the "Offering"), on a fully diluted basis, at an exercise price of $18.00 per share. If Mr. Webster's employment is terminated without cause, due to his disability or if he resigns for good reason, he is to receive payments equal to two times his then-current base salary and bonus. Mr. Webster has agreed not to compete with the Company for two years after termination of employment, subject to the receipt by Mr. Webster of certain severance payments, in some cases at the election of the Company. All stock options awarded to Mr. Webster will vest (i) immediately upon a termination of his employment without cause or his resignation for good reason; (ii) if the employment agreement expires and the Company does not offer Mr. Webster a new agreement on terms no less favorable than those in the current agreement; or (iii) upon a change of control (as defined in the agreement). The Company has agreed to nominate Mr. Webster for election to its Board of Directors in accordance with the terms of the Stockholders Agreement (see "Certain Relationships and Related Transactions -- Stockholder's Agreement").

               Mr. Schroeder. Mr. Schroeder entered into an employment agreement with the Company effective October 8, 1997 and terminating October 8, 2000. Under the agreement, Mr. Schroeder will serve as Chairman of the Board and is entitled to receive base compensation of $4,000 per day of service to the Company, subject to a minimum payment of $120,000 per year. Pursuant to a prior agreement, the Company paid to Mr. Schroeder a signing bonus of $330,000 on January 1, 1996. In the event Mr. Schroeder does not render services to the Company through December 31, 1998 because he voluntarily terminates, refuses to provide services under his current agreement, or is terminated for cause, Mr. Schroeder is required to repay the portion of the signing bonus which relates to the period of the original term for which he does not render services. Mr. Schroeder is also eligible to participate in the Company's Bonus Plan. If Mr. Schroeder terminates his agreement for good reason, including a "change of control" as defined in the Shareholders Agreement, dated October 30, 1992 by and among the Company and its stockholders, he is entitled to receive payment of all unpaid amounts due for service rendered, as well as an additional amount equal to the unpaid balance due for the remainder of the term of the agreement and an additional payment equal to $2,000 multiplied by the number of days of service remaining under the term, which in no event shall be more than 30 days during any calendar year. In addition, upon termination of employment for good reason, the unvested portion of Mr. Schroeder's options under the Company's stock option plans will become immediately vested. Effective October 8, 1997, Mr. Schroeder was granted options to purchase shares of the Company's Class A Common Stock equal to at least 2 percent of the Company's outstanding Common Stock, on a fully-diluted basis, at $18.00 per share. Mr. Schroeder has agreed not to compete with the Company for a period of two years after termination of his employment.

               Messrs. Watson and Abreo. Messrs. Watson and Abreo have entered into employment agreements with the Company effective October 8, 1997 and terminating October 8, 2000. Such agreements are renewable automatically for successive one-year terms, unless the Company gives the employee at least six months' prior written notice of non-renewal. The agreements entitle Messrs. Watson and Abreo to annual base salaries of $180,000 and $160,000, respectively (subject to annual merit increase reviews by the Board of Directors), and annual bonuses at the discretion of the Board of Directors in accordance with the terms of the Bonus Plan. Effective October 8, 1997, Messrs. Watson and Abreo each received options to purchase 61,320 shares, respectively, of Class A Common Stock at $18.00 per share. In the event of termination of employment without cause or resignation for good reason, or in the event their employment is terminated by the Company without cause within six months after a change in control, Messrs. Watson and Abreo are each entitled to the greater of (i) one-year's annual base salary and bonus or (ii) annual base salary and bonus for the remainder of the initial employment term under their respective employment agreements. The employment agreements also contain one-year covenants not to compete after any termination of employment. All stock options awarded to each of Messrs. Watson and Abreo will vest immediately upon (i) resignation for good reason or (ii) a change in control of the Company.

          1996 SALARIED BONUS PLAN

               The Company maintains the Bonus Plan for certain salaried employees of the Company, including the Named Executive Officers. The Bonus Plan permits these employees to earn cash performance bonus awards of up to a percentage of their respective salaries as determined by the Board of Directors, or by management on the Board's behalf. The amount of any bonus is based upon the Company's performance and the individual performance of such participant.

          STOCK OPTION PLANS

               1992 NON-STATUTORY STOCK OPTION PLAN

               On October 29, 1992, the Company's Board of Directors and stockholders adopted the American Italian Pasta Company Non-Statutory Stock Option Plan (the "1992 Plan"). The purpose of the 1992 Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in stock ownership by officers and other key employees of the Company.

               The 1992 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power and sole discretion to determine the persons to whom options are granted and the number of shares covered by those options, subject in each case to the limitations set forth in the 1992 Plan. Options may be granted under the 1992 Plan only to officers and key employees of the Company. The period during which an option may be exercised (not to exceed 13 years), and the time at which it becomes exercisable, is fixed by the Compensation Committee at the time the option is granted. Options granted under the 1992 Plan are not transferable by the holder other than by will or the laws of descent and distribution.

               The number of shares which may be issued and sold pursuant to options granted under the 1992 Plan may not exceed 1,201,880 shares (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of shares, or similar transactions). No consideration is paid to the Company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the 1992 Plan is determined by the Compensation Committee.

               Certain provisions of the 1992 Plan may have the effect of discouraging or delaying possible takeover bids. In the event of a "Change of Control," all of the outstanding options automatically and immediately become exercisable in full. A "Change of Control" is generally defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the United States Securities and Exchange Commission or when (i) certain persons acquire beneficial ownership of 25 percent or more of the combined voting power of the Company's voting securities, (ii) less than a majority of the directors are persons who were either nominated or selected by the Board of Directors, (iii) a merger involving the Company in which the Company's stockholders own less than 80 percent of the voting stock of the surviving corporation; or (iv) a liquidation of the Company or sale of substantially all the assets of the Company occurs. In the event that the Company is not the surviving corporation of any merger, consolidation, reorganization or acquisition by another corporation, outstanding options under the 1992 Plan may be assumed, or replaced with new options of comparable value, by the surviving corporation. If the surviving corporation does not assume or replace outstanding options, or in the event the Company is liquidated or dissolved, then subject to certain limitations, each holder of outstanding options may exercise all or part of such options (even if the options would not otherwise have been exercisable in full) during the period beginning 30 days before the event triggering the acceleration, and ending on the day before such event.

               Generally, the exercise price of an option is at least equal to the fair market value of the Common Stock on the date of grant. As of the Record Date, options to purchase 1,132,049 shares of Common Stock at exercise prices ranging from $2.33 to $12.23 per share (with a weighted average exercise price of $6.68 per share) were issued and outstanding under the 1992 Plan. The outstanding options under the 1992 Plan expire at dates ranging from October 2002 to April 2007. None of the executive officers of the Company have exercised any options prior to the date of this Proxy Statement.

               1993 NON-QUALIFIED STOCK OPTION PLAN

               The American Italian Pasta Company 1993 Non-Qualified Stock Option Plan (the "1993 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company effective December 8, 1993. The 1993 Plan was adopted to compensate and provide incentives for mid-level managers of the Company.

               The 1993 Plan is also administered by the Compensation Committee. The Compensation Committee has full and final authority in its discretion, subject to the provisions of the 1993 Plan and applicable law, to determine the individuals to whom and the time or times at which options shall be granted and the number of shares of Common Stock covered by each option. Options may be granted under the 1993 Plan to mid-level management. The period during which an option may be exercised (not to exceed ten years), and the time at which it becomes exercisable is fixed by the Compensation Committee at the time the option is granted. Options granted under the 1993 Plan are not transferrable by the holder other than by will or the laws of decent and distribution.

               The number of shares which may be issued and sold pursuant to options granted under the 1993 Plan may not exceed 82,783 shares (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of shares or similar transactions). No consideration is paid to the Company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the 1993 Plan is determined by the Compensation Committee.

               In the event of any merger, recapitalization, consolidation, split-up, spin-off, repurchase, distribution or similar transaction effecting the Common Stock, the Compensation Committee may take such action as in its sole discretion that deems appropriate. The Compensation Committee may authorize the issuance or assumption of options or similar rights in connection with any such transaction whether or not the Company is a surviving or continuing corporation, and upon such terms and conditions as it may deem appropriate.

               The exercise price of an option is generally at least equal to the fair market value of the Common Stock on the date of grant. As of the Record Date, options to purchase 46,665 shares of Common Stock at exercise prices ranging from $4.92 to $12.23 per share (with a weighted average exercise price of $10.28 per share) were issued and outstanding under the 1993 Plan. The outstanding options under the 1993 Plan expire at dates ranging from December 2003 to December 2006. None of the executive officers of the Company have exercised any options prior to the date of this Proxy Statement.

               1997 EQUITY INCENTIVE PLAN

               The Company has adopted the American Italian Pasta Company 1997 Equity Incentive Plan (the "Equity Incentive Plan" or "1997 Plan"). Under the 1997 Plan, the Board or a committee designated by the Board (the Board or committee, as the case may be, the "Committee") is authorized to grant nonqualified stock options, incentive stock options, reload options, stock appreciation rights ("SARs"), shares of restricted Common Stock ("restricted shares"), performance shares, performance units and shares of Common Stock awarded as a bonus ("bonus shares") (all of the foregoing collectively, "Awards"). There are 2,000,000 shares of Common Stock reserved for issuance under the Equity Incentive Plan.

               Eligibility and Conditions of Grants. All employees (including officers), directors and consultants of the Company or any subsidiary are eligible to receive Awards at the discretion of the Committee. The Committee is authorized, subject to certain limits specified in the Equity Incentive Plan, to determine to whom and on what terms and conditions Awards shall be made including, but not limited to, the vesting and term of options.

               Stock Options. The option exercise price must be determined by the Committee at the time of grant and set forth in the award agreement, but such exercise price must be at least 100 percent of the fair market value of a share of Common Stock on the date of grant. (In the case of options granted in connection with the Offering, such fair market value equaled the price at which the Class A Common Stock is offered to the public.) The option exercise price may be paid by any one or more of the following in the discretion of the Committee: (i) cash, (ii) check, (iii) wire transfer, (iv) shares of Common Stock that have been held for at least 6 months or that were purchased on the open market, or (v) a "cashless" exercise pursuant to a sale through a broker of all or a portion of the shares. The Committee also has discretion to have the Company make or guarantee loans to the grantees for the exercise price. The Committee will determine the term and vesting schedule for options at the time of grant. Options can be granted as either nonstatutory options (pursuant to which grantees would receive taxable income, and the Company would receive a compensation expense deduction, when options are exercised) or as incentive stock options (ISOs) (which, subject to certain conditions, would offer more favorable tax consequences to grantees, but not the Company).

               Stock Appreciation Rights. Upon exercise of a stock appreciation right, the grantee shall receive a payment equal to the appreciation in value of the Common Stock between the grant date and the exercise date. The benefit will be payable in cash or Common Stock.

               Restricted Shares. Restricted shares will be forfeited unless the conditions set by the Committee at the time of grant are satisfied or are waived. The Committee will determine whether or not a grantee shall be required to pay for such restricted shares and, if so, what such price shall be.

               Performance Shares/Performance Units. To the extent that the performance goals specified by the Committee in a grant of performance shares or performance units have been achieved, then a benefit shall be paid after the end of the performance-measuring period specified by the Committee. The amount of the benefit of performance shares is based on the percentage attainment of the performance goals multiplied by the value of a share of Common Stock at the end of the performance period. The value of performance units is based on the achievement of performance goals multiplied by the unit value stabilized by the Committee at the time of grant. No benefit is payable on either performance shares or performance units if the minimum performance goals have not been met. The benefit will be payable in cash or Common Stock.

               Bonus Shares. Bonus shares can be granted without cost and without restriction in amounts and subject to such terms and conditions as the Committee may in its discretion determine.

               Other. Options and stock appreciation rights may have a maximum term of 10 years. The effect of a change of control, the termination of a grantee's employment or the death or permanent disability of a grantee will be determined by the Committee at the time of grant and be set forth in the award agreement. Both Awards and Shares acquired pursuant to the exercise or vesting of Awards are subject to transfer restrictions as set forth in the 1997 Plan. The Plan may be amended by the Board without stockholder approval except: (i) in the event of an increase in the number of shares available for Awards; or (ii) as otherwise may be required under stock exchange listing requirements or any other regulatory or legal requirement. The Equity Incentive Plan will terminate when shares available for grant under the plan have been exhausted, except in no event will incentive stock options be granted on or after the 10th anniversary of the earlier of (i) the date the Equity Incentive Plan was adopted; and (ii) the date the Equity Incentive Plan was approved by the Stockholders of the Company. Shares acquired pursuant to the 1997 Plan by persons who are parties to the Stockholders Agreement will be subject to certain restrictions under the Stockholders Agreement. In addition, the Compensation Committee may, in its discretion, condition the grant of any Award under the 1997 Plan on the consent of the recipient of such Award to become bound by the Stockholders Agreement. No Awards were granted under the 1997 Plan during fiscal year 1997.

          401(K) PROFIT SHARING PLAN

               The  Company  adopted  the American  Italian  Pasta  Company
          Retirement Savings Plan (the "401(k) Plan") effective January 1, 1992. In general, employees of the Company who have completed one year of service (as defined in the 401(k) Plan) are eligible to participate in the 401(k) Plan. Participants may make contribu-tions to the 401(k) Plan by voluntarily reducing their salary from the Company up to a maximum of 12 percent of total compensation or $9,500 (or such higher amount as is prescribed by the Secretary of the Treasury for cost of living adjustments), whichever is less, and the Company matches such contributions to the extent of 50 percent of the first 6 percent of a participant's salary reduction. The Company's matching contributions vest 25 percent per year and are 100 percent vested after 4 years of service. In addition to matching contributions, the Company may contribute additional amounts determined by it in its sole discretion which are allocated to a participant's account in the proportion that such participant's compensation bears to the total compensation of all participants for the plan year. These additional contributions vest in the same manner as the matching contributions. Subject to certain conditions and limitations, participants of the 401(k) Plan may elect to invest up to 50 percent of their matching contribution accounts into shares of Common Stock of the Company.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          STOCKHOLDERS AGREEMENT

               Effective October 8, 1997, the Company, the "Morgan Stanley Stockholders" (which are the MSLEF, MSCP and certain funds affiliated with MSCP), Citicorp, affiliated entities of George K. Baum & Company ("GKB"), and Messrs. Schroeder, Schlindwein, Thompson, Webster, Watson, Abreo and Bailey and certain other existing stockholders of the Company (collectively, the "Existing Stockholders") have amended their existing Stockholders Agreement, which sets forth certain rights and obligations of such Existing Stockholders. The amended Stockholders Agreement provides that until December 31, 1998, the Existing Stockholders (other than the Morgan Stanley Stockholders and certain management stockholders) may not sell or pledge any shares of Common Stock except through the exercise of their "piggyback" registration rights, to certain permitted transferees, or concurrently with certain private sales of Common Stock by the Morgan Stanley Stockholders. After December 31, 1998, the Existing Stockholders (other than the Morgan Stanley Stockholders and certain employee stockholders) will also be entitled to sell their shares in market transactions and through the exercise of their "demand" registration rights and Citicorp and Mr. Thompson will also be permitted to sell shares of Common Stock in private transactions, subject to the Company's right of first refusal. The amended Stockholders Agreement will not limit sales by the Morgan Stanley Stockholders.

               The amended Stockholders Agreement grants the Existing Stockholders certain demand registration rights. In addition, the Existing Stockholders are entitled, subject to certain limitations, to register shares of Common Stock in connection with certain registration statements filed by the Company for its own account or the account of its stockholders. The amended Stockholders Agreement will contain customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by the parties thereunder in connection with any such registration.

               Pursuant  to  the  Stockholders  Agreement (as  amended  and restated effective October 8, 1997), MSLEF has the right to designate two director nominees so long as the Morgan Stanley Stockholders own at least 25 percent of the outstanding Common Stock or one director nominee so long as the Morgan Stanley Stockholders own at least 5 percent but less than 25 percent of the outstanding Common Stock. In addition, MSCP has the right to designate two director nominees so long as the Morgan Stanley Stockholders own at least 35 percent of the outstanding Common Stock or one director nominee so long as the Morgan Stanley Stockholders own at least 5 percent but less than 35 percent of the outstanding Common Stock. Whenever the Morgan Stanley Stockholders own at least 5 percent but less than 10 percent of the outstanding Common Stock, they will jointly be entitled to
          designate  one   director  nominee.  The   number  of   directors
          designated by the Morgan Stanley Stockholders will increase proportionately if the size of the Board of Directors is increased in the future. In addition, the Stockholders Agreement will provide that the Chairman of the Board and the President and Chief Executive Officer shall also be designated as director nominees. The Existing Stockholders will agree to vote all of their shares of Class A Common Stock in favor of the director nominees designated pursuant to the Stockholders Agreement. At least two members of the Board of Directors will be independent directors. So long as the Morgan Stanley Stockholders own 10 percent of the outstanding shares of Common Stock, the Morgan Stanley Stockholders may designate one member of each Board committee.

               The amended Stockholders Agreement provides that so long as the Morgan Stanley Stockholders own at least 25 percent of the outstanding shares of Common Stock, neither the Company nor its subsidiaries (if any) will take any of the following significant actions without the approval of the Board of Directors and the Morgan Stanley Stockholders: (i) the appointment or removal of the Chairman of the Board; (ii) any merger, consolidation or other similar business combination (except for certain subsidiary-level mergers involving acquisitions valued below $30 million); (iii) any disposition of a majority of the Company's tangible assets; (iv) subject to certain exceptions, any change in the authorized capital or recapitalization, or the creation of any new classes of capital stock, or the sale, distribution, exchange, redemption of capital stock or capital stock equivalents; (v) any amendment to the charter or by-laws or any change in jurisdiction of incorporation; (vi) the approval of any dissolution or plan of liquidation; (vii) any general assignment for the benefit of creditors or the institution of any bankruptcy or insolvency proceeding; (viii) the declaration of any dividend or any redemption or repurchase of any such capital stock (except dividends paid-in-kind and repurchases made pursuant to employee benefit plans or employment agreements); (ix) in certain circumstances, the creation, issuance, assumption, guarantee or incurrence of indebtedness that increases the aggregate amount of indebtedness existing on the date of the amended Stockholders Agreement by at least $30 million; (x) the termination of Ernst & Young LLP or the selection of another auditor; (xi) any strategic acquisition of, or investment in the assets or a business of, a third party with a fair market value of $30 million or more;
          (xii) acquisition or construction of new pasta production facilities with a cost in excess of $30 million; (xiii) any adoption of a shareholder rights plan; or (xiv) any commitment to do any of the foregoing actions. In addition, as long as the Morgan Stanley Stockholders own at least 25 percent of the outstanding Common Stock, at least one of the directors designated by the Morgan Stanley Stockholders must approve the appointment of the Chief Executive Officer or the Chief Financial Officer.

               The amended Stockholders Agreement provides that certain transfers of shares by the Existing Stockholders (other than the Morgan Stanley Stockholders) are subject to the approval of the Board of Directors and, for so long as the Morgan Stanley Stockholders own at least 10 percent of the shares of Common Stock, the Morgan Stanley Stockholders.

               As of the Record Date, the Morgan Stanley Stockholders own approximately 32.5 percent of the Class A Common Stock. The Company's Charter provides that, if at any time after consummation of the Offering, the Morgan Stanley Stockholders own in excess of 49 percent of the outstanding Class A Common Stock, such excess shares will be automatically converted into an equal number of shares of Class B Common Stock.

          1997 PRIVATE EQUITY FINANCING

               In April 1997, the Company sold an aggregate of 3,174,528 shares of Old Class A Common Stock (as defined in "Description of Capital Stock -- General") to current stockholders of the Company for an aggregate purchase price of $22,291,947, or $7.02 per share, determined by an independent valuation firm to be fair value for the shares. The MSCP Funds purchased a total of 2,563,323 shares for $18,000,000. Affiliated entities of GKB, including Excelsior Investors, LLC ("Excelsior") in which Mr. Thompson has a minority interest, purchased 427,219 shares for $2,999,861. These shares include 330,952 shares purchased by Excelsior. Mr. Schroeder, a Director of the Company, purchased 49,056 shares for $344,480. Mr. Schlindwein, also a Director of the Company, and his wife purchased 28,483 shares for $200,000, individually and indirectly through JSS Management Company, Ltd., of which each of Mr. and Mrs. Schlindwein are general partners. In addition, a group of executive officers of the Company contributed an aggregate of $729,996 to the Company for 103,957 shares, including $142,159 by Mr. Webster, $298,535 by Mr. Watson, $36,472 by Mr. Abreo and $136,375 by Mr. Bailey. In connection with these sales and purchases, the Company loaned an aggregate of $297,513 to these executive officers to finance their stock purchases, including $112,159 to Mr. Webster, $48,535 to Mr. Watson, $36,472 to Mr. Abreo and $36,375 to Mr. Bailey. Each of these loans are evidenced by a promissory note made payable to the Company and secured by shares of Old Class A Common Stock. Such loans are to be repaid over a period of three years commencing upon termination of the transfer restrictions applicable to such shares under the Stockholders Agreement no later than December 31, 1998. Such loans bear interest at the then applicable federal rate.

          FINANCIAL ADVISORY SERVICES

               Messrs. Niehaus and Sorrel and Ms. Rosen, all Directors of the Company, are employed by Morgan Stanley & Co. Incorporated. In 1997, Morgan Stanley Senior Funding, Inc. ("MS Funding"), an affiliate of Morgan Stanley & Co. Incorporated, one of the U.S. Underwriters, served as the documentation agent under the agreements relating to the Company's Credit Facility, and acted as an arranger for the Credit Facility for which MS Funding received a fee in the amount of $311,875.

               Since 1994, the Company has paid fees to George K. Baum & Company's Investment Banking Division for investment banking and financial advisory services and has paid George K. Baum & Company Professional Investment Advisors Division fees for investment advice provided with respect to the 401(k) Plan. Jonathan E. Baum, a Director of the Company, owns all voting shares of George
          K. Baum Holdings, Inc., which owns 100 percent of George K. Baum & Company, one of the U.S. and International Underwriters.

          MANAGEMENT INDEBTEDNESS

               In April 1995 and April 1997, the Company loaned funds to Messrs. Webster, Watson, Abreo and Bailey to purchase shares of Old Common Stock and Old Class A Common Stock at prices ranging between $4.92 and $7.02 per share, respectively. Each loan was evidenced by a promissory note bearing interest at the then applicable federal rate and payable in equal installments over three years commencing upon termination of the transfer restrictions applicable to such shares under the Stockholders Agreement no later than December 31, 1998. The table below sets forth the aggregate number of shares purchased with funds loaned by the Company, the original aggregate loan amounts, and the aggregate loan balances as of September 30, 1997.


                              Number of      Original Loan  Balance at
          Executive Officer   Shares            Balance     September 30,
                                                            1997
          -----------------   ---------      -------------  -------------

           Timothy S. Webster  21,339         $138,559       $120,959
           David E. Watson     14,269           84,735         60,602
           Norman F. Abreo      7,217           46,422         39,789
           Darrel Bailey        8,738           53,875         42,076


          CONSULTING AGREEMENT WITH HWS & ASSOCIATES, INC.

               The Company's policy is that all transactions between the Company and its executive officers, directors and principal stockholders be on terms no less favorable than could be obtained from unaffiliated third parties or are subject to the approval of the Company's disinterested directors.

          PRODUCT SALES

               The Company sells milling by-products to Thompson's Pet Pasta Products, Inc., of which Richard C. Thompson, a director of the Company, is the President and Chief Executive Officer. Such sales were $357,000 and $648,000 for the nine-month fiscal period ended September 30, 1996 and the fiscal year ended September 30, 1997, respectively. Such sales were on substantially the same terms as the Company sells such products to unaffiliated third parties.

                PROPOSAL 2 - RATIFICATION OF THE BOARD OF DIRECTORS'
                          SELECTION OF INDEPENDENT AUDITORS

               The Audit Committee has recommended, and the Board of Directors has selected, the firm of Ernst & Young LLP as AIPC's independent auditors to examine the consolidated financial statements of AIPC for fiscal year 1998. Ernst & Young served as AIPC's independent auditors for fiscal year 1997. No relationship exists between AIPC and Ernst & Young LLP other than that of independent auditors and client.

               AIPC is seeking its stockholders' ratification of the Board of Directors' selection of AIPC's independent auditors even though AIPC is not legally required to do so. If AIPC's stockholders ratify the Board of Directors' selection, the Board of Directors nonetheless may, in their discretion, retain another independent auditing firm at any time during the year if the Board of Directors feels that such change would be in the best interest of AIPC. Alternatively, in the event that this proposal is not approved by stockholders, the Audit Committee and the Board will re-evaluate their decision.

               One or more representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if desired, and to respond to appropriate questions by stockholders.

               As explained further under "Voting," approval of this proposal requires the affirmative vote of a majority of the shares of Class A Common Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum.


                         YOUR BOARD RECOMMENDS THAT YOU VOTE
                                        "FOR"
                       RATIFICATION OF THE BOARD OF DIRECTORS'
                            SELECTION OF ERNST & YOUNG LLP

                                  VOTING AND PROXIES

               Stockholders at the Annual Meeting will consider and vote upon: (1) the election of three directors; (2) ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent accountants for fiscal year 1998; and (3) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters' rights of appraisal in connection with any of these matters. Each of these matters has been proposed by the Board of Directors and none of them is related to or contingent on the other.

               Only the holders of AIPC's Class A Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On that date, AIPC had outstanding 16,776,061 shares of Class A Common Stock (no shares are held in treasury) eligible to be voted at the Annual Meeting.

               The Class A Common Stock constitutes AIPC's only class of voting securities outstanding and will vote as a single class on all matters to be considered at the Annual Meeting. Each holder of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held on the Record Date on all matters. Stockholders do not have the right to vote cumulatively in the election of directors.

               In order for any of the proposals to be approved at the Annual Meeting (other than the election of directors) by the stockholders, a quorum, consisting of the holders of a majority of the shares of Class A Common Stock entitled to vote, must be present and a majority of such quorum must be affirmatively voted for approval. The shares of Class A Common Stock of each stockholder entitled to vote at the Annual Meeting who is present, either in person or through a proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes such shares. The directors are elected by an affirmative vote of the plurality of a quorum of shares of Class A Common Stock present at the Annual Meeting that are entitled to vote.

               Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by inspectors appointed by the Board of Directors of AIPC in advance of the Annual Meeting. In determining the percentage of shares that have been affirmatively voted for a particular proposal (other than the election of directors), the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of directors, and shares for which the holders abstain from voting are not considered to be votes affirmatively cast. Abstaining will, thus, have the effect of a vote against a proposal. With regard to the election of directors, a stockholder may cast votes in favor of a candidate or withhold his or her votes; votes that are withheld will be excluded entirely from the vote and will have no effect.

               Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), member stockbrokers who hold shares of Class A Common Stock in the broker's name for customers are required to solicit directions from those customers on how to vote such shares. In the absence of any such instructions, the stockbrokers may vote shares of Class A Common Stock on certain proposals. The Staff of the NYSE, prior to the Annual Meeting, informs the brokers of those proposals upon which the brokers are entitled to vote the undirected shares.

               When a stockbroker does not vote, it is referred to as a "broker non-vote" (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because in most cases some of the shares held in the broker's name have been voted on at least some proposals, and therefore, all of such shares are considered present at the Annual Meeting. Under applicable law, a broker non-vote will have the same effect as a vote against any proposal other than the election of directors and will have no effect on the outcome of the election of directors.

               Stockholders  who  return  a  properly  executed  proxy  are appointing the Proxy Committee to vote their shares of Class A Common Stock covered by the Proxy. That Committee has three members whose names are listed on the accompanying proxy card, each of whom is a director or executive officer of AIPC. A stockholder wishing to name as his or her proxy someone other than the Proxy Committee designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name of such other person. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it directly to the person so named and for that person to be present in person and vote at the Annual Meeting. Proxy cards so marked should not be mailed to AIPC.
                        ___

               The Proxy Committee will vote the shares of Class A Common Stock covered by a proxy in accordance with the instructions given by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote such shares FOR the election as directors of the persons nominated by management, FOR ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent auditors for fiscal year 1998, and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting.

               A stockholder may revoke a valid proxy with a later-dated, properly executed proxy or other writing delivered to the Corporate Secretary of AIPC at any time before the polls for the Annual Meeting are closed. Attendance at the Annual Meeting will not have the effect of revoking a valid proxy unless the stockholder delivers a written revocation to the Corporate Secretary before the proxy is voted. Stockholders whose shares are held by a broker will have to contact the broker to determine how to revoke a proxy solicited through the broker.

          Retirement Savings Plan Participants

               Participants in the American Italian Pasta Company Retirement Savings Plan (the "AIPC Retirement Plan") are provided a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the AIPC Retirement Plan how to vote the shares of Class A Common Stock held on behalf of such participant. The AIPC Retirement Plan trustee is required under the trust agreement to vote the shares in accordance with the instructions indicated on the voting instruction card. If the voting instruction card is not returned, the trustee is required under the applicable trust agreement to vote such shares, as well as any unallocated shares, in the manner directed by a committee designated under the plan. The voting instruction card should be returned directly to the trustee in the envelope provided AND SHOULD NOT BE RETURNED TO AIPC. The mailing address of the trustee is George K. Baum Trust Company, Twelve Wyandotte Plaza, 120 West Street, Suite 850, Kansas City, Missouri 64105. AIPC Retirement Plan participants who wish to revoke a voting instruction card will need to contact the trustee and follow its procedures.

               Confidentiality of Voting of AIPC Retirement Plan Participants. Under the terms of the AIPC Retirement Plan trust agreement, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants' free exercise of their voting rights.

                                PRINCIPAL STOCKHOLDERS

               The following table sets forth certain information regarding beneficial ownership of the Company's Class A Common Stock as of the Record Date by each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Class A Common Stock. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. The percentage ownership is based on the number of shares outstanding as of the Record Date. Except as otherwise noted, the holders have sole voting and dispositive power.

                                            Class A Common Stock

                                         Shares    Beneficially Owned
          Name of Beneficial Owner       Number        Percent<FN1>
          ------------------------       ------   --------------------

           The Morgan Stanley Leveraged  3,830,281<FN3>      22.8%
             Equity Fund II, L.P. <FN2>
             1221 Avenue of the Americas
             New York, NY 10020

           Morgan Stanley Capital        1,734,265<FN3>      9.7%
             Partners III, L.P. <FN2>
             1221 Avenue of the Americas
             New York, NY  10020

           Citicorp Venture              1,047,298           6.2%
             Capital, Ltd. <FN4>
             399 Park Avenue
             New York, NY  10043


          <FN1>     Beneficial ownership is  determined in accordance  with
          the rules of the Commission. In computing the number and percentage of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

          <FN2>     The general partner of Morgan Stanley  Leveraged Equity
          Fund (the "MSLEF") and the general partner of the general partner of the Morgan Stanley Capital Partners III, L.P. (and certain affiliated funds) (collectively, the "MSCPF") are wholly owned subsidiaries of Morgan Stanley Dean Witter Discover ("MSDWD"), the parent of Morgan Stanley & Co., Incorporated.

          <FN3>  The  shares held by the MSLEF and MSCPF are subject to the
          Stockholders Agreement.

          <FN4>     The  shares  beneficially  owned  by  Citicorp  Venture
          Capital, Ltd. include 157,103 shares held by an affiliate of Citicorp.


                                STOCKHOLDER PROPOSALS

               To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

          Director Nominations

               With respect to stockholder nominations of candidates for AIPC's Board of Directors, AIPC's Bylaws provide that not less than 60 days nor more than 90 days prior to the anniversary date of immediately preceding the Annual Meeting of Stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Nomination Notice (as defined below) by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs), any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice in writing (the "Nomination Notice") to the Secretary of AIPC at its principal executive offices setting forth (a) as to each nominee whom the stockholder proposes to nominate for election as a director, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (c) whether the nominee is or has ever been at any time a director, officer or owner of 5 percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (d) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (e) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and (f) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
          Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (a) the name and business address of such Person, (b) the name and addresses of such Person as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that are beneficially owned by such Person, (d) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with the Nomination Notice.

          Matters Other than Director Nominations

               AIPC's by-laws provide that, in addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, (a) the stockholder must have been a stockholder of record on the date of the giving of the notice of the Stockholder Proposal (as defined below) and on the record date for the determination of stockholders entitled to vote at such meeting; and (b) such stockholder has filed a written notice (a "Proposal Notice") setting forth with particularity (i) the names and business addresses of the proponent and all persons or entities (collectively, the "persons" and singularly, a "person") acting in concert with the proponent; (ii) the name and address of the proponent and the persons identified in clause (i), as they appear on the
          Corporation's books (if they so appear); (iii) the class and number of shares of AIPC beneficially owned by the proponent and the persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of AIPC to consider the Stockholder Proposal; and (c) the Proposal Notices must be delivered to the Secretary and received at the principal executive offices of AIPC (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Proposal Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

               The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in AIPC's By-laws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

          1998 Annual Meeting Proxy Statement

               If a holder of AIPC Class A Common Stock wishes to present a proposal, other than the election of a director, in AIPC's Proxy Statement for next year's annual meeting of stockholders, such proposal must be received by AIPC on or before September 5, 1998. Such proposal must be made in accordance with the applicable laws and rules of the Securities and Exchange Commission and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary of AIPC at 1000 Italian Way, Excelsior Springs, Missouri 64024.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AIPC's directors and executive officers, and other persons, legal or natural, who own more than 10 percent of AIPC's Class A Common Stock (collectively "Reporting Persons"), to file reports of their ownership of such stock, and the changes therein, with the Securities and Exchange Commission, the New York Stock Exchange and AIPC (the "Section 16 Reports"). No such reports were due, however, during fiscal year 1997.

                                    OTHER MATTERS

               The Board of Directors know of no other matters that are expected to be presented for consideration at the Annual Meeting. As of the date of this Proxy Statement, no notice of any matters has been received in accordance with AIPC's Bylaws, as discussed above. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

               No Stock Performance Graph has been included in this Proxy Statement because AIPC's Class A Common Stock did not begin public trading until after the close of AIPC's 1997 fiscal year.

               Notwithstanding anything to the contrary set forth in any of AIPC's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation (included herein) shall not be incorporated by reference into any such filings.

                                        By Order of the Board of Directors


                                   /s/  David E. Watson
                                        Executive Vice President,
                                        Chief Financial Officer
                                        and Secretary

          Excelsior Springs, Missouri
          January 2, 1998


               AIPC's Annual Report accompanying this proxy includes AIPC's Annual Report on Form 10-K for the year ended October 3, 1997 (without exhibits) as filed with the Securities and Exchange Commission (the "SEC"). The Annual Report on Form 10-K includes a list of all exhibits thereto. AIPC will furnish copies of such exhibits upon written request therefor and payment of AIPC's reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Class A Common Stock entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary of AIPC, 1000 Italian Way, Excelsior Springs, Missouri 64024. The Annual Report on Form 10-K for the year ended October 3, 1997 with exhibits, as well as other filings by AIPC with the SEC, are also available through the SEC's Internet site on the World Wide Web at www.sec.gov.

               APPENDIX A - FORMS OF PROXY AND VOTING INSTRUCTION CARD

           [FRONT OF PROXY]

                            AMERICAN ITALIAN PASTA COMPANY
                                   1000 Italian Way
                          Excelsior Springs, Missouri 64024


               This proxy confers discretionary authority as described in and may be revoked in the manner described in the proxy statement dated January 2, 1998, receipt of which is hereby acknowledged.

          Signature                               Date ___________, 1998


          Signature                               Date ___________, 1998


          Please date and sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing. Please indicate whether you plan to attend the Annual Meeting:

          [  ]  Will attend        [  ]  Will not attend

          (Continued on other side)

          [BACK OF PROXY]

          (Continued, and to be signed on reverse side)

                            AMERICAN ITALIAN PASTA COMPANY

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Horst W. Schroeder, Timothy S. Webster and David E. Watson, or a majority of them, are hereby authorized, with full power of substitution, to vote the shares of stock of American Italian Pasta Company entitled to vote for the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on February 25, 1998, or any adjournment thereof as specified below and in their discretion on all other matters that are properly brought before the Annual Meeting. IF NO CHOICE IS SPECIFIED, SUCH PROXIES WILL VOTE "FOR" THE NOMINEES NAMED HEREON AND "FOR" PROPOSAL 2.

          1.   Election of three directors:  Nominees:  David Y. Howe, John
          P. O'Brien and William R. Patterson.

          [  ]  FOR all nominees

          [  ]  FOR all nominees except those indicated below:

          [  ]  WITHHOLD AUTHORITY to vote for all nominees.

          2. Ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent auditors for fiscal year 1998.

          [  ]  FOR [  ]  AGAINST [  ]  ABSTAIN

          The nominees named above and each of the other matters specified above are proposed by the Board of Directors. None of the matters is related to or conditioned on the approval of other matters.

          [FRONT OF VOTING INSTRUCTION CARD]


                            AMERICAN ITALIAN PASTA COMPANY
                                   1000 Italian Way
                          Excelsior Springs, Missouri 64024

          PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED
          (Date, sign and return promptly
          in the prepaid envelope enclosed.)

          (Tear Here)

          CONFIDENTIAL VOTING INSTRUCTIONS TO GEORGE K. BAUM TRUST COMPANY AS TRUSTEE UNDER THE AMERICAN ITALIAN PASTA COMPANY
          RETIREMENT SAVINGS PLAN


               Signature                     Date           , 1998
                          Please sign exactly as name appears.


                                      (Continued on other side.)

          This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of American Italian Pasta Company held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on February 25, 1998 or any adjournment thereof as specified hereon and in their discretion on all other matters that are properly brought before the Annual Meeting.

          1.  Election of three directors:  Nominees:  David Y.  Howe, John
          P. O'Brien and William R. Patterson.

          [  ]  FOR all nominees

          [  ]  FOR all nominees except those indicated below:

          [  ]  WITHHOLD AUTHORITY to vote for all nominees.

          2. Ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent accountants for fiscal year 1998.

          [  ]  FOR [  ]  AGAINST [  ]  ABSTAIN

          If no choice is specified, the shares held in your ESOP account will be voted in the same proportion as the shares held by the
          Retirement   Plan   for  which   the   Trustee  receives   voting
          instructions.